                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to 240.14a-12

                                FFTW Funds, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ]  Fee paid previously with preliminary materials.
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     paid previously. Identify the previous filing by registration statement
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


                                FFTW FUNDS, INC.

                       INFLATION-INDEXED HEDGED PORTFOLIO

                    200 PARK AVENUE, NEW YORK, NEW YORK 10166

     STATEMENT IN CONNECTION WITH SOLICITATION OF UNANIMOUS WRITTEN CONSENT

         This statement in connection with solicitation of unanimous written consent (the "Statement")is being furnished to McKinsey Master Retirement Trust and the McKinsey Master Retirement Trust, Treasury Inflation Protected Securities (TIPS) Portfolio (the "Shareholders") of the FFTW Inflation-Indexed Hedged Portfolio (the "Portfolio") of FFTW Funds, Inc. (the "Fund") in connection with the solicitation of written consent by the Board of Directors of the Fund (the "Board") for actions to be taken by unanimous written consent in lieu of a meeting of the Shareholders (the "Written Consent"). A form of Written Consent is attached hereto as Exhibit A.

         The Fund is organized as a Maryland corporation and is not required to hold annual meetings of shareholders. Article I, Section 10 of the By-laws of the Fund permits any action to be taken at a meeting of shareholders without a meeting and without prior notice if all the shareholders entitled to vote upon the matter consent to the action in writing and the consent is filed with the records of the Fund.

         The Shareholders will be asked to consider and approve the proposal set forth below to change a principal investment strategy so that the Portfolio can invest primarily in securities denominated in U.S. dollars and to eliminate a fundamental investment policy that requires the Portfolio to engage in hedging transactions.

         This Statement will be furnished to the Shareholders of record of the Inflation-Indexed Hedged Portfolio as of close of business on December 2, 2002 (the "Record Date"). As of the Record Date, the number of shares outstanding for the Portfolio was 6,756,306.433 shares. This Statement is being mailed to the Shareholders on or about December 23, 2002. The Written Consent should be submitted to the Fund on or about December 24, 2002.

         BENEFICIAL OWNERS. To the best of the Fund's knowledge, the Directors and officers of the Fund did not own shares of the Portfolio as of the Record Date. McKinsey Master Retirement Trust and the McKinsey Master Retirement Trust, Treasury Inflation Protected Securities (TIPS) Portfolio are the Shareholders of the Portfolio.

NAME AND ADDRESS                             AMOUNT OF SHARES      PERCENT OF PORTFOLIO
OF BENEFICIAL OWNER
MCKINSEY MASTER RETIREMENT TRUST              3,683,222.858              54.515%
MCKINSEY & COMPANY, INC.
114 WEST 47TH STREET
NEW YORK, NY 10036

MCKINSEY MASTER RETIREMENT TRUST              2,807,387.517              41.552%
TREASURY INFLATION PROTECTED SECURITIES
(TIPS) PORTFOLIO
C/O FISCHER FRANCIS TREES & WATTS, INC.
200 PARK AVE
NEW YORK, NY 10166

MCKINSEY MASTER RETIREMENT TRUST                265,696.058               3.933%
114 WEST 47TH STREET
NEW YORK, NY 10036


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


                                    PROPOSAL

 CHANGE OF PRINCIPAL INVESTMENT STRATEGY SO THAT THE PORTFOLIO INVESTS PRIMARILY
                    IN SECURITIES DENOMINATED IN U.S. DOLLARS
                                       AND
  CHANGE OF FUNDAMENTAL INVESTMENT POLICY TO ELIMINATE THE REQUIREMENT THAT THE
                    PORTFOLIO ENGAGE IN HEDGING TRANSACTIONS

         The primary purpose of this proposal is to accommodate the request of the Shareholders of the Portfolio to establish an inflation-indexed fund primarily invested in U.S. issuers. To effectuate this request, the Shareholders of the Portfolio are being asked to consent to the following proposals: i) to revise a principal investment strategy of the Portfolio that requires the Portfolio to invest primarily in securities denominated in both U.S. dollars and foreign currencies; and ii) to eliminate the Portfolio's fundamental investment policy that requires the Portfolio to hedge at least 65% of its total assets.

         The Portfolio's current principal investment strategy with respect to investments denominated in foreign currencies states:

         THE PORTFOLIO INVESTS PRIMARILY IN SECURITIES WITH A COUPON RATE AND/OR PRINCIPAL AMOUNT LINKED TO THE INFLATION RATE FROM WORLDWIDE BOND MARKETS, DENOMINATED BOTH IN U.S. DOLLARS AND FOREIGN CURRENCIES.

         The Portfolio's current fundamental investment policy with respect to hedging transactions states:

         AS A FUNDAMENTAL POLICY, THE PORTFOLIO WILL ATTEMPT TO HEDGE AT LEAST 65% OF ITS TOTAL ASSETS.

         The Board recommends that the Shareholders of the Portfolio consent to revise a principal investment strategy to permit the Portfolio to invest primarily in inflation-indexed securities denominated in U.S. dollars. If the proposal is approved, the Portfolio's principal investment strategy as described in its prospectus will be amended to state:

         THE PORTFOLIO INVESTS PRIMARILY IN SECURITIES THAT ARE DENOMINATED IN U.S. DOLLARS AND THAT HAVE A COUPON RATE AND/OR PRINCIPAL AMOUNT LINKED TO THE INFLATION RATE FROM BOND MARKETS.

         The Board also recommends that the Shareholders of the Portfolio consent to remove the Portfolio's fundamental investment policy that requires the Portfolio to hedge at least 65% of its total assets. The Board believes that the requirement that the Portfolio engage in currency hedging transactions is no longer necessary if the Portfolio invests primarily in U.S. dollar denominated securities.

         Fischer Francis Trees and Watts, Inc. (the "Investment Adviser" or "FFTW") believes that the proposed revision to the Portfolio's principal investment strategy to permit the Portfolio to invest primarily in U.S. dollar denominated securities and the proposed elimination of the Portfolio's fundamental investment policy with respect to hedging transactions will enable the Portfolio to accommodate the request of the Shareholders to establish an inflation-indexed fund primarily invested in U.S. dollar denominated securities. Additionally, the Investment Adviser believes that the proposed changes will give the Portfolio increased flexibility to respond to changes in current investment environments.

         At a meeting held on November 25, 2002, the Board considered and approved the proposals described above. The Board determined that such proposals were in the best interests of the Portfolio and its Shareholders. Additionally, in accordance with Rule 35d-1 under the Investment Company Act of 1940, as amended, the Board approved the name change of the Portfolio from the Inflation-Indexed Hedged Portfolio to the U.S. Inflation-Indexed Portfolio in order to reflect the new investment focus of the Portfolio.

         If the Shareholders of the Portfolio consent to the proposals described above, such changes will become effective on January 1, 2003. If the proposed changes are approved by the Shareholders of the Portfolio, the Fund's prospectus and statement of additional information will be revised to reflect the changes. If the proposal is not approved by the Shareholders, the Portfolio's current principal investment strategy and fundamental restrictions will remain unchanged.

GENERAL INFORMATION ABOUT THE FUND AND OTHER MATTERS

         The Investment Adviser. The Investment Adviser of the Fund is located at 200 Park Avenue, New York, New York 10166. Pursuant to an investment advisory agreement, the Investment Adviser manages the investment and reinvestment of the assets of the Portfolio. The Investment Adviser is directly wholly-owned by Charter Atlantic Corporation, a New York corporation.

         The Investment Sub-Adviser. Fischer Francis Trees & Watts, a corporate partnership organized under the laws of the United Kingdom and an affiliate of the Investment Adviser, serves as the Investment Sub-Adviser to the Portfolio. Their offices are located at 2 Royal Exchange, London EC3V 3RA, England. Pursuant to a sub-advisory agreement, the Investment Sub-Adviser coordinates with the Investment Adviser in managing the investment and reinvestment of the foreign assets of the Portfolio. The Investment Sub-Adviser is an affiliate of the Investment Adviser. The Investment Sub-Adviser is directly wholly-owned by Charter Atlantic Corporation, a New York corporation.

         The Administrator. The administrator of the Fund is Investors Capital Services, Inc. ("Investors Capital"), with offices at 33 Maiden Lane, New York, New York 10038. Pursuant to an administration agreement, Investors Capital (with assistance from its affiliate Investors Bank & Trust Company) manages and supervises all aspects of the general day-to-day business activities and operations of the Fund other than the investment advisory activities, including: custodial, transfer agent, dividend disbursing, accounting, auditing, compliance and related services.

         The Distributor. The distributor of the Fund is Quasar Distributors, LLC ("Quasar"), with offices at 615 East Michigan Street, Milwaukee, Wisconsin 53202. Pursuant to a distribution agreement, Quasar distributes shares of the Fund.

         REQUIRED VOTE: As required by the Investment Company Act of 1940, as amended (the "1940 Act"), approval of the proposal requires the affirmative vote of a majority of the outstanding voting securities of the Portfolio entitled to vote on such proposal. As defined by the 1940 Act, "majority of the outstanding voting securities" means the vote of (i) 67% or more of a fund's outstanding shares present at a meeting, if the holders of more than 50% of the outstanding shares of the fund are present or represented by proxy, or (ii) more than 50% of a fund's outstanding shares, whichever is less.

         SHAREHOLDER PROPOSALS: The Fund is not required to hold annual meetings and currently does not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting should send their written proposals in a reasonable time before a proxy statement is mailed to the Secretary of the Fund, c/o FFTW Funds, Inc., 200 Park Avenue, New York, New York 10166. Whether a shareholder proposal is submitted in a proxy statement will be determined in accordance with applicable federal and state laws.

         REPORTS TO SHAREHOLDERS. The Fund will furnish, without charge, a copy of the most recent Annual Report to Shareholders of the Fund and the most recent Semi-Annual Report succeeding such Annual Report upon request. Requests should be directed to the Fund, c/o Investors Capital Services, Inc., 33 Maiden Lane, New York, New York 10038 or call (800) 762-4848 and such reports will be sent promptly by first-class mail.

                                    EXHIBIT A

                                FFTW Funds, Inc.
                       Inflation-Indexed Hedged Portfolio


                        Unanimous Consent of Shareholders

The undersigned, being the holders of 100% of the outstanding shares of the Inflation-Indexed Hedged Portfolio of FFTW Funds, Inc. (the "Fund"), in accordance with Article I, Section 10 of the By-Laws of the Fund and in lieu of a special meeting of shareholders, does hereby consent to and approve the following resolutions:

         RESOLVED, that the fundamental policy of the Portfolio be, and it hereby is, modified to eliminate the requirement that the Portfolio seek to hedge at least 65% of its total assets; and it is

         FURTHER RESOLVED, that the principal investment strategy of the Portfolio be, and it hereby is, modified to require that the Portfolio's net assets be invested primarily in U.S. dollar denominated securities; and it is

         FURTHER RESOLVED, that the appropriate officers of the Fund be, and each of them, be and they thereby are, authorized to take any and all actions that they may deem necessary or appropriate to implement the foregoing resolutions; and it is

         FURTHER RESOLVED, that this Consent be filed with the Secretary of the Fund.

IN WITNESS WHEREOF, the undersigned has executed this Consent of the Shareholders on this ____ day of December, 2002.



                                    MCKINSEY MASTER RETIREMENT TRUST
                                    (Account # 8772)


                                    By:_________________________________

                                    Name: ______________________________

                                    Title: _____________________________



                                    MCKINSEY MASTER RETIREMENT TRUST
                                    (Account # 8439)


                                    By:_________________________________

                                    Name: ______________________________

                                    Title: _____________________________

                                    MCKINSEY MASTER RETIREMENT TRUST,
                                    Treasury Inflation Protected Securities
                                    Portfolio (Account # 8413)


                                    By:_________________________________

                                    Name: ______________________________

                                    Title: _____________________________